15-16 JUNE 2006

XII Santander Annual Telecoms Conference

(a)(5)(ii)

Disclaimer

SAFE HARBOUR

This presentation does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the proposed offer (the “Offer”) for the shares of Portugal
Telecom, SGPS, S.A. (“PT”), or otherwise. The Offer will be made solely by an offer document containing and setting out the terms and conditions of the Offer (the “Offer Document”) and the letter of transmittal and form of acceptance (the “Acceptance Forms”), which will contain details of how the Offer may be accepted. In the United States, Sonae, SGPS, S.A. (“Sonae”), and Sonaecom, SGPS, S.A.
(“Sonaecom”), will be filing a Tender Offer Statement containing the Offer Document, the Acceptance Forms and other related documentation with the US Securities and Exchange Commission (the “SEC”)
on Schedule TO (the “Tender Offer Statement”) and PT is expected to file a Solicitation/ Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC after the Offer Document is made available to PT shareholders. Free copies of the Tender Offer Statement, the Solicitation/ Recommendation Statement and the other related documents to be filed by Sonae or
Sonaecom and PT in connection with the Offer will be available from the date the Offer Document is made available to PT shareholders on the SEC’s website at http://www.sec.gov. The Offer Document and the Acceptance Forms will be made available by Sonaecom or its duly designated agent to all PT shareholders at no charge to them. PT shareholders are strongly advised to read the Offer Document and the Acceptance Forms, and any other relevant documents filed with the SEC, as well as amendments and supplements to those documents because they will contain important information. PT shareholders in the United States are also advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement because they will contain important information.

Unless otherwise determined by Sonae and/or Sonaecom and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from or within Australia, Canada or Japan. Accordingly, unless otherwise determined by Sonae and/or Sonaecom and permitted by applicable law and regulation, neither copies of this presentation nor any other documents relating to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into
or from such jurisdictions.   Notwithstanding the foregoing, Sonae and/or Sonaecom retains the right to permit the Offer to be accepted and any sale of securities pursuant to the Offer to be completed if, in its sole discretion, it is satisfied that the transaction in question can be undertaken in compliance with applicable law and regulation.  The availability of the Offer to persons not resident in Portugal or the
United States may be affected by the laws of the relevant jurisdiction. Persons who are not resident in Portugal or the United States should inform themselves about and observe any applicable requirements. The Offer will be made by Sonae and/or Sonaecom and (outside the United States) by Banco Santander de Negócios Portugal, S.A., on its or their behalf.

This presentation may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed Offer, based on management’s current expectations or beliefs.  Forward-looking statements are statements that are not historical facts.  These forward-looking statements may relate to, among other things:  management strategies;
synergies and cost savings; future operations, products and services; integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA; and
earnings per share growth, dividend policy and timing and benefits of the offer and the combined company.  These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions;
the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration; litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions.
Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to put undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-looking information or statements.  Recipients are invited to consult the documentation and public information filed by Sonaecom with the Portuguese Securities Exchange Commission
(“CMVM”).

1.

OVERVIEW

2.

BUSINESS UNITS 1Q06 HIGHLIGHTS

3.

PT TENDER OFFER

4.

CONSOLIDATED 1Q06 RESULTS

5.

APPENDIX

INDEX

OVERVIEW

OVERVIEW

MISSION STATEMENT

Sonaecom is an entrepreneurial growth company whose ambition is to be the best
Portuguese communication services provider and the company of choice for exceptional people to work and discover their full potential.

Sonaecom relentlessly pursues the creation of innovative products, services and solutions that fulfil the needs of its markets and generate superior economic value

OVERVIEW

GROUP HIGHLIGHTS

1Q06 RESULTS BETTER THAN EXPECTED BENEFITING FROM OUR GROWTH INVESTMENT STRATEGY

2005

1Q05

€ Millions

Turnover

EBITDA

Margin

Net Profit (1)

CAPEX

EBITDA-CAPEX

(1) Net Profit after Minority Interest

843

157

19%

2

197

44

22%

4.6

35

2.6

1Q06

197

39

20%

0.1

3.0

y.o.y.

0.0%

-11.3%

-2.5pp

-96.8%

14.2%

122

41.4

36.1

-12.9%

Service Revenues

741

180

180

-0.3%

POSITIVE OPERATIONAL DEVELOPMENTS AT THE TELECOMS BUSINESSES IN CUSTOMER BASE,
CUSTOMER REVENUES AND LEADING INDICATORS IN 1Q06

1Q05

€ Millions

Customers (EOP) (000)

Data as % Service Revenues

Minutes of Use

ARPU (euros)

Total Services (EOP)

Direct Services (EOP)

62

2,135

9.9%

108.7

22.2

Direct Access as % Customer Rev.

Optimus

Sonaecom Fixed

268,840

11,343

27.3%

62

1Q06

2,383

13.4%

113.7

19.3

309,263

153,790

56.9%

2005

2,353

11.2%

114.4

21.9

93,861

271,463

48.5%

y.o.y.

11.6%

3.5pp

4.6%

-12.9%

29.6pp

15.0%

1,255.8%

Turnover

36.6

44.5

158.4

21.5%

Customer Revenues

92.8

97.2

391.1

4.8%

OVERVIEW

GROUP HIGHLIGHTS

OVERVIEW

GROUP 1Q06 RESULTS

EXCELLENT OPERATIONAL PERFORMANCE, COMPARED TO LAST YEAR, DESPITE REGULATORY CONDITIONS

POSITIVE

EFFECTS

(compared to
1Q05)

NEGATIVE

EFFECTS

(compared to
1Q05)

Optimus Customer base growing;

Optimus Data Revenues with higher weight;

Continued growth of Optimus new services, in particular Optimus Home and
Kanguru;

Customer Revenues growth at Optimus;

Sonaecom Fixed significant increase of direct access services;

Customer and Wholesale Revenues increase at Sonaecom Fixed.

Lower Mobile Termination Rates;

Lower Fixed incoming traffic;

Accelerated reduction of indirect access voice and narrowband internet;

Higher Network Costs, due to the 3G/HSDPA deployment;

Higher Servicing Costs associated with ULL double play activation process
(customer services; IT/IS);

Higher Marketing & Sales Costs (advertising; commissions).

OVERVIEW

GROUP MILESTONES

Beginning 2005: implementation of growth investment strategy, through innovation and redefinition of markets and business models;

Success of strategy delivering growth: visible in main operational indicators and quarterly results.

INVESTMENT
STRATEGY

TRANSFORMATION
OF SONAECOM

FIXED

UMTS/HSDPA

DEPLOYMENT

Sonaecom Fixed Strategy: refocus to a direct access business, through expansion of ADSL broadband services over ULL;

1Q06 results reflect implemented strategy: direct access business with 75%
of the ULL market growth; leading ADSL Broadband customer net additions in the market.

UMTS network: 50% population coverage by end 1Q06; expected 80%
population coverage by the end of 2006;

HSDPA network: Optimus - first Operator with commercially available HSDPA network; increase of UMTS bandwidth up to 1.8 Mbps, more than 40% of population coverage by end 1Q06.

3G NETWORK

RENEGOTIATION

INTEGRATING

NETWORK

Optimus 1Q06: completion of RFP process to improve prices and conditions of supply of UMTS/HSDPA network elements;

Huawei, Ericsson and Motorola as the main backbone and access network providers;

Sonaecom 1Q06: extension of strategy of telecom integration in the pursuit of operating efficiencies and cost synergies;

Full integration of both Optimus and Sonaecom Fixed technical teams, being managed under an unified organizational team structure.

SALE OF
ENABLER

SSI 2Q06: sale of 100% of Enabler to Wipro;

Consideration includes up-front cash payments (41mn) and “earn-out”
structure over 2 year period;

Terms of transaction imply a minimum 1.4x EV/Sales 2005 multiple;

Expected to generate a capital gain of approximately 23 million euros.

OVERVIEW

GROUP MILESTONES

BUSINESS UNITS
1Q06 HIGHLIGHTS

BUSINESS UNITS

OPTIMUS-STRATEGY

FOUR CORNERSTONES OF STRATEGY AIMED AT INCREASING CUSTOMER BASE, REVENUE PER
CUSTOMER, MARKET SHARE GROWTH AND EXTENSION OF ADDRESSABLE MARKET

MIGRATION TO
3G

SEGMENTATION

INNOVATION AND
LAUNCH OF NEW
DATA SERVICES

FIXED-MOBILE
CONVERGENCE

Decision of leadership
in 3G

Aggressive push to
extend UMTS
network:

(i)   +50% population
coverage and

(ii)  approximately
45% population
coverage for
HSDPA

Reformulation of all tariff
plans

Launch of revolutionary
tariffs, such as Chat

June 05: Launch of
Rede4, the discount
mobile service with an
“internet” cost structure

May 06: Launch of
Optimus A, a value
proposition offer targeted
to high end residential
customers, with
exclusive tariffs, free
replacement of handsets
and high quality
customer service

Innovative data
services:

Push E-mail

Push-to-talk

Instant
Messaging

September 05: Launch
of Kanguru, a portable
broadband internet
offer over UMTS
technology

April 06:Launch of
Kanguru Xpress, a
broadband internet
offer over HSDPA

March 05: Launch of
Optimus Home,
pioneer world hybrid
product with fixed dial
numbers, fixed
network costs and
GSM access

BUSINESS UNITS

OPTIMUS-PERFORMANCE

NEW PRODUCTS AND SERVICES HAVE DELIVERED GROWTH IN 1Q06 COMPARED TO 1Q05

Customers grew 11.6%;

Net Additions of 30.2 thousand;

ARPU decrease explained by MTR’s impact and price cuts in Roaming In;

New products (Home, Kanguru, Rede4) the main drivers of customer growth.

CUSTOMER
GROWTH

DATA USAGE
GROWTH

Data revenues represented 13.4% of service Revenues;

Approximately 9% of customer base was 3G enabled.

TRAFFIC
GROWTH

Mobile traffic 15.8% higher and MOU increasing 4.6%;

Continued reduction of incoming fixed traffic.

SUCCESS OF GROWTH STRATEGY VISIBLE IN 1Q06 RESULTS

2005

1Q05

€ Millions

Turnover

627.4

146.8

1Q06

141.2

2004

659.6

EBITDA

Margin

Net Profit

EBITDA -CAPEX

167.1

26.6%

45.1

43.5

29.6%

11.5

79.9

26.8

44.4

31.4%

15.8

18.1

CAPEX

87.2

16.7

26.3

190.2

28.8%

50.5

103.6

86.6

Service Revenues

567.0

138.6

133.7

602.0

BUSINESS UNITS

OPTIMUS-FINANCIALS

BUSINESS UNITS

OPTIMUS-SUBSCRIBERS

OPTIMUS CUSTOMER BASE INCREASED SIGNIFICANTLY BY 11.6% IN 1Q06 Y.o.Y, REFLECTING NET
ADDITIONS OF 30 THOUSAND SUBSCRIBERS

Evolution of Subscribers & Service Revenues

2,088.0

2,093.0

2,117.0

2,129.0

2,136.0

2,179.0

2,270.0

2,353.2

2,383.4

142.9

151.1

161.8

146.2

138.6

139.2

150.6

138.6

133.7

0.0

20.0

40.0

60.0

80.0

100.0

120.0

140.0

160.0

180.0

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

1Q06

1,900.0

1,950.0

2,000.0

2,050.0

2,100.0

2,150.0

2,200.0

2,250.0

2,300.0

2,350.0

2,400.0

2,450.0

Operator Revenues

Customer Revenues

Subscribers

Service Revenues

Thousand

Million €

BUSINESS UNITS

MOBILE SECTOR OVERVIEW

Source: Companies’ Report & Accounts

OPTIMUS HAS MANAGED TO SUSTAIN 20% MARKET SHARE

Market Share Evolution – Subscribers EOP

20.3%

20.3%

20.1%

19.7%

19.8%

19.9%

19.9%

20.0%

19.9%

31.7%

32.3%

33.1%

33.6%

33.2%

33.5%

34.3%

35.0%

35.7%

48.0%

47.4%

46.9%

46.7%

47.1%

46.6%

45.7%

45.1%

44.4%

0.0%

10.0%

20.0%

30.0%

40.0%

50.0%

60.0%

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

1Q06

BUSINESS UNITS

SONAECOM FIXED-STRATEGY

FOUR CORNERSTONES OF OUR STRATEGY IMPLEMENTED DURING 2005, AIMED AT TRANSFORMING

THE BUSINESS TO A DIRECT ACCESS MODEL AND AT GROWING THE WHOLESALE BUSINESS

DIRECT ACCESS

FOCUS ON SME
AND CORPORATE
SEGMENTS

WHOLESALE
GROWTH

INNOVATION ON
BROADBAND

Increase of the local
access capillarity
through local loop
unbundling;

Continuous
investment in superior
technology (VOIP,
Gigabit Ethernet,
ADSL 2+, IP/MPLS);

Increase of direct
access customers
based on direct voice
and ADSL services

Developing Premium
services based on
direct interconnections;

Focus on acquiring
additional international
clients.

November 05:
Commercial pilot test
of Triple Play bundled
offer of voice, internet
and IPTV. Commercial
launch planned for
2H06;

June 06: Launch of the
20Mb ADSL offer for
bundled voice and
internet

Development of new
services and
functionalities for SME
and corporate
segments:

Web conference

File sharing

SME Flat Rates

eFax

Decreasing
Monthly Fees

€22.50
CLIX
ADSL
2 MEGAS

CLIX
ADSL
8 MEGAS

CLIX
ADSL
16 MEGAS
€84.50

SONAECOM

BUSINESS UNITS

SONAECOM FIXED-PERFORMANCE

REAL PROGRESS WAS MADE DURING 1Q06 IN THE TRANSFORMATION OF SONAECOM FIXED TO A

DIRECT ACCESS BUSINESS

Total services reached 309 thousand, increasing 15%;

Acquisition of direct access services more than compensated for decline of indirect access customers;

Total Direct Services representing almost 50% of Customer base;

Accounted for 57% of Customer Revenues.

CUSTOMER BASE
INCREASED

Traffic increased 35%;

Wholesale traffic growth by 62.1%;

Increase of Direct Voice traffic by 168%, partially compensating for decrease of indirect voice traffic.

TRAFFIC
GROWTH

Continuing with commercial test of triple play offer, developing commercial and communication strategy;

All essential content negotiations, including PT’s controlled content, successfully completed

GROWTH
INITIATIVES IN
PLACE

BUSINESS UNITS

SONAECOM FIXED-FINANCIALS

INVESTMENT IN ADSL2+ BROADBAND SERVICES OVER ULL BEGAN TO SHOW TANGIBLE RESULTS,

STIMULATED BY A GOOD PRODUCT MIX, IMPROVED PRICING AND IMPROVED PROCESSES AND SYSTEMS

2005

1Q05

€ Millions

Turnover

EBITDA

Margin

Net Profit

EBITDA-CAPEX

158.4

-14.7

-9.2%

-34.5

36.6

-1.3

-3.5%

-4.3

-41.6

-5.8

1Q06

44.5

-4.5

-10.1%

-8.8

-13.2

CAPEX

26.9

4.5

8.7

2004

150.1

3.7

2.5%

-14.5

26.2

-22.5

BUSINESS UNITS

SONAECOM FIXED-SERVICES

SONAECOM FIXED SAW A SIGNIFICANT INCREASE IN ITS DIRECT ACCESS BUSINESS, WHICH NOW

ACCOUNTS FOR APPROXIMATELY 50% OF TOTAL SERVICES

Evolution of number of Total Services - EOP

408,160

376,786

350,571

295,837

275,478

230,538

206,068

177,602

155,473

2,038

3,383

4,186

5,492

11,919

27,895

49,024

93,861

153,790

410,198

380,169

354,757

301,329

287,397

258,433

255,092

271,463

309,263

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

1Q06

Indirect

Direct

Total Services

27%

57%

Direct Access % Customer Revenues

BUSINESS UNITS

PÚBLICO-HIGHLIGHTS

Third daily newspaper in paid circulation;

Pioneer in the development of Associated Products;

Strategic content provider;

Protection against increased sector concentration.

MARKET SHARE OF PAID CIRCULATION JAN/DEC 05

MARKET SHARE OF ADVERTISING 1Q06

SOURCE: APCT latest available data

Jornal de Notícias
26.5%

Correio da Manhã
31.7%

Público
13.6%

Jornal de Negócios

2%

Diário Económico
3.3%

24 Horas
13.6%

Diário de Notícias
9.3%

Jornal de Notícias
26%

Correio da Manhã
26.9%

Público
15.6%

Jornal de Negócios
3.4%

Diário Económico
6.4%

24 Horas
4.5%

Diário de Notícias
16.3%

SOURCE: Marktest/MediaMonitor

PÚBLICO

PORTUGAL PERDEU EM 5 ANOS 17 POR CENTO DAS EXPLORAÇÕES AGRÍCOLAS

Meios aéreos estrangeiros não evitam vaga de incêndios

SONAECOM

BUSINESS UNITS

PÚBLICO-PERFORMANCE

PÚBLICO HAD ANOTHER CHALLENGING 1Q06 AND FACED PRESSURE ON ALL 3 OF ITS REVENUE
LINES

REVENUE
PRESSURE

STRATEGY
IMPLEMENTED

Average Paid circulation decreased by 8.1% (average of 44,256 units);

Advertising sales were down 11.6%;

Market share was not impacted by circulation performance, reaching
15.7%;

Associated Products sales were down 22%;

Redesign the newspaper introducing more colour;

Seeking new sales and distribution channels;

Improving POS quality and control;

Step-up Advertising commercial activity by strengthening
relationship with top brands and establishing partnerships.

BUSINESS UNITS

PÚBLICO-FINANCIALS

EFFORTS WILL CONTINUE TO TURN-AROUND THE CURRENT PERFORMANCE AND ACHIEVE AN

ACCEPTABLE LEVEL OF PROFITABILITY

2005

1Q05

€ Millions

Turnover

EBITDA

Margin

Net Profit

EBITDA-CAPEX

44.1

-1.7

-3.9%

-3.2

10

-0.4

-4.3%

-0.5

-2.6

-0.5

1Q06

8.7

-1.9

-22%

-2.2

-2.0

CAPEX

0.9

0.1

0.1

2004

55.5

2.1

3.7%

0.0

0.8

1.3

BUSINESS UNITS

PÚBLICO-MARKET SHARE

PÚBLICO CONTINUED TO SUFFER FROM COMPETITIVE PRESSURES OF TABLOID NEWSPAPERS AND
FREE NEWSPAPERS, AS WELL AS THE REDUCTION OF THE SIZE OF THE PRESS MARKET

Evolution of Daily Market & Público Market Share

12.6%

13.5%

14.0%

13.1%

13.2%

13.5%

14.0%

13.9%

408,489

382,260

374,791

379,271

373,483

359,826

362,107

342,143

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

11.5%

12.0%

12.5%

13.0%

13.5%

14.0%

14.5%

Others

Público

Público Market Share

Total Market

Circulation

(units)

TELECOM
RETAIL
STRATEGY
BUSINESS PROCESSES
IS
System Integration, Project Management, SW Customisation, SW Development
IT
Help Desk, Systems Operation, Data Centres, Outsourcing
HARDWARE
Pc's (re-seller) Servers
wedo consulting
enabler
mainroad information technology
bizdirect

SONAECOM

BUSINESS UNITS

SSI-HIGHLIGHTS

Sixth largest IT/IS group in Portugal;

International presence through Enabler (Retail IS) and Wedo (Telco IS);

Major accounts in UK, Germany, Spain, Brazil, Italy and France;

Strong organic growth.

SOFTWARE AND SYSTEMS INTEGRATION UNITS AND TARGET MARKETS

BUSINESS UNITS

SSI-PERFORMANCE

SSI CONTINUED TO PROMOTE AND EXPLORE INTERNATIONAL GROWTH OPPORTUNITIES

POSITIVE
QUARTER

SSI had another positive quarter although EBITDA was lower than in 1Q05 :

Turnover increased by 10.4%;

Lower margins due to higher volume of Equipment sales (30% of Turnover)
that generate lower margins;

EBITDA decreased by 35.6%, mainly explained by lower margins of
Equipment sales and weaker contribution from Enabler.

ENABLER WITH
WEAKER
PERFORMANCE

Weaker project base in 1Q06 compared to 1Q05, their best quarter ever;

However, it has acquired new customers during the quarter:

Tesco UK, Tesco Ireland, Tesco Check Republic, Gallery Lafayette, Dubai Duty Free;

…impacting 2Q06 results performance.

WEDO WITH A
GOOD QUARTER

Turnover increased by 10%;

EBITDA grew by 18%.

BUSINESS UNITS

SSI-FINANCIALS

SSI HAD A POSITIVE 1Q06, ALTHOUGH EBITDA WAS LOWER THAN IN 1Q05 DUE TO WEAKER
PERFORMANCE AT ENABLER

2004

2005

1Q05

€ Millions

Turnover

EBITDA

Margin

Net Profit

EBITDA-CAPEX

82.0

8.4

10.2%

4.0

86.0

9.5

11.1%

5.2

20.0

3.0

14.8%

1.9

6.2

8.8

2.8

1Q06

22.1

1.9

8.6%

1.1

1.7

CAPEX

2.2

0.7

0.2

0.2

PT TENDER OFFER

PT TENDER OFFER

BID RATIONALE

OUR OFFER IS WELL BALANCED AND ADDRESSES OBJECTIVES OF ALL CONSTITUENTS

Maximizes value with all-cash offer

Price of 9.5 euros/share assuming a dividend payment of 0.385 euros/share offers full and fair value

Offer implies an EV/EBITDA (2005) of 7.5x, a significant premium to comparable incumbent transactions

COMPETITION

AUTHORITY AND
CONSUMERS

PORTUGUESE
STATE

Transforms overnight the competitive landscape of the wireline and content markets

Increases overall competition in the main fixed telephony segments (voice, internet, pay-tv and wholesale)

Concentration in mobile mitigated by remedies likely to be imposed by the CA

Incorporates leading Portuguese shareholder as controlling shareholder in an important  strategic asset, providing a market friendly long term solution for the existing “golden share”

Incorporates a Portuguese group with a strong track record of long term job creation;

Over time, Sonaecom/PT will create additional employment opportunities through the long term growth of the company

PT INVESTORS

EMPLOYEES

Offers a value enhancing transaction through a long-sought for structural change in the Portuguese telecoms market

SONAECOM
INVESTORS

PT TENDER OFFER

STRATEGY

Integration of Sonaecom Group’s businesses with PT;

Merger of Optimus and TMN, earning CAPEX and cost efficiencies;

Sale of one of the Fixed networks (copper or cable);

Launch of Triple Play;

Increase investment in technology and innovation.

Readjust portfolio based on control;

Negotiate with Telefonica;

Reallocate resources towards controlled assets (existing/new).

European mobile partnerships;

Preservation of independence;

Protection of brands;

Technological partnerships.

STRENGTHEN PT’S

COMPETITIVENESS

REORIENT PT’S

INTERNATIONAL STRATEGY

IMPLEMENT CLEAR

INTERNATIONAL

PARTNERSHIP STRATEGY

WE HAVE A CLEAR STRATEGY FOR THE NEW SONAECOM/PT GROUP

Committed majority shareholding with vision and necessary skills for implementation and execution;

Sonae Group culture and corporate values;

Able to live with “Golden Share” or other mechanism to safeguard strategic interests of the Portuguese State;

Intention to keep Sonaecom and PT (or merged entity) quoted on
Euronext Lisbon.

ESTABLISH STRONG
SHAREHOLDER LEADERSHIP

Board composition;

Quality and transparency of financial information;

Best practices (reporting, internal controls, managing conflicts, etc.);

Human resources.

ADOPT “BEST PRACTICE” IN
CORPORATE GOVERNANCE

Tasks	February			March	April	May	July	August			September		October	
	6	20	27	6	21	17	31	8	16	30	30	4	25	28
Offer preliminary announcement														
Notification to the competition authorities														
Request offer registration to CMVM														
Opinion from target (s) Board of Directors on Offer														
PT annual shareholder meeting														
CA notification of intention to move into in-depth investigation														
Decision from competition authority														
Registration of offer on CMVM														
Offer period: minimum of 2 weeks and maximum of 10 weeks														
Announcement of offer launch and distribution of prospectus														
Request for shareholders meeting (amendments to PT's by-laws)														
PT shareholders meeting														
Formalization of the decisions taken in PT's shreholders meeting														
Offer end date (limit date for a competing offer)														
Settlement of the offer														

Note: indicative timetable for the offer; does not take into account Sonaecom's share capital increase process. Excludes the impact of a competing bid (which imposes material delays for the process).

PT TENDER OFFER

TIMETABLE

WHERE ARE WE IN THE BID PROCESS?

20 days

8 days

8 days

2-10 weeks

PT TENDER OFFER

STATUS

SONAECOM INFORMED THE MARKET ON TWO ISSUES RELATING THE OFFER

Notification by the Competition Authority of its decision to initiate an in-depth investigation process;

Sonaecom’s intention to make suggestions during this 2nd phase.

REMEDIES

Acquisition of just over 1% of the share capital of PT;

Average price of 9.38€ per share;

Goal of reaching the minimum threshold required to obtain access to certain information.

PT SHARES

CONSOLIDATED 1Q06
RESULTS

Turnover similar to 1Q05, for the
first time since 2004

Optimus

Higher Customer Revenues
(+4.8%): performance of new
products;

Lower Service Revenues (-3.5%):
MTR cuts, lower Roaming In.

Sonaecom Fixed

Higher Turnover (+21.5%): strong
growth in Operator Revenues
(+30.6%) and in Customer
Revenues (+13.5%);

Positive performance of ULL direct
access business: direct access
revenues increased (+136.5%).

SSI

Turnover up 10.4%.

Público

Lower Turnover by 12.5%.

-4.2%

TURNOVER

(MILLION EUROS)

CONSOLIDATED 1Q06 RESULTS

TURNOVER

▪

▪

▪

▪

▪

▪

671
685
152
183
157
FY04
FY05
1Q05
4Q05
1Q06

SONAECOM

Total Operating Costs increased 3.2% on
1Q06, due to growth related costs

Outsourcing costs up 24.7%: growth of
Sonaecom Fixed ULL direct access
services requiring more customer
activation support services;

Marketing & Sales up 7.2%: aggressive
sales of Sonaecom Fixed direct
broadband double play offers;

Network costs up 1.6%: extension of
3G network and number of central
offices unbundled (energy and rental).

Non-related growth costs decreased
compared to last year

COGS decreased 9.6%: expected one-
off discount from equipment
suppliers;

Interconnection costs fell 9.6%: MTR’s
reduction;

Leased Lines decreased 2%:
Optimization of fixed network.

+2.1%

+3.2%

TOTAL OPEX

(MILLION EUROS)

CONSOLIDATED 1Q06 RESULTS

TOTAL OPEX

▪

▪

▪

▪

201
157
23%
19%
22%
15%
20%
44
32
39
FY04
FY05
1Q05
4Q05
1Q06

SONAECOM

Consolidated EBITDA better than
expected

Optimus

EBITDA up 2%: higher Customer
Revenues and lower Total OPEX
and despite MTR reductions.

Sonaecom Fixed

Negative EBITDA: higher
investment in customer
acquisition and other ULL
servicing related costs.

Público

Negative EBITDA: lower sales of
three revenue lines; lower
margins of Associated Products.

SSI

Lower EBITDA by 35.6%: lower
Service Revenues at Enabler.

-11.3%

-21.8%

EBITDA & EBITDA MARGIN

(MILLION EUROS)

CONSOLIDATED 1Q06 RESULTS

EBITDA & EBITDA MARGIN

18
2
5
-5
0
FY04
FY05
1Q05
4Q05
1Q06

▪

▪

▪

▪

SONAECOM

NET PROFIT AFTER MINORITIES

(MILLION EUROS)

Net Results Group share positive 0.1
million euros

Depreciation & Amortization up
2.6%: extension of 3G network;

Net Financial charges increased
0.7 million euros: higher Gross
debt due to 150 million euros
bond issue; increase of Euribor
rates by 25 basis points;

Tax line with benefit of 2.2
million euros;

Minority Interest impact: since
December05, Consolidated Results
include 100% of Sonaecom Fixed
and 69.2% of Optimus (versus
56.7% and 49%) with Roll-up of FT.

-96.8%

-88.8%

CONSOLIDATED 1Q06 RESULTS

NET PROFIT

FREE CASH FLOW

(MILLION EUROS)

CAPEX lower by 12.9% vs 1Q05 and
representing 18.3% Turnover

Consistent with strategy of
investment in UMTS/HSDPA (41%
of CAPEX) and in ULL broadband
business (16% of CAPEX);

1Q05 CAPEX includes financial
investment of acquisition of
minority position by 18.8 million
euros.

FCF down 9.6% vs 1Q05

Higher investment in working
capital (+6.6 million euros):
increased stock levels at Optimus;
higher payments to trade creditors
at telecom businesses.

EBITDA – CAPEX 14% up on 1Q05

-80.6%

-9.6%

CONSOLIDATED 1Q06 RESULTS

CAPEX & FCF

275
267
256
246
247
39.9%
39.8%
41.2%
41.2%
39.9%
FY04
FY05
1Q05
4Q05
1Q06

NET DEBT & DEBT:EQUITY

(MILLION EUROS)

INTEREST

COVER

NET DEBT:

EBITDA

12.9X

12.4X

1.3X

1.6X

16.6X

8.9X

10.0X

1.8X

1.6X

1.4X

Stable Capital Structure

Consolidated Gross Debt stood at
457 million euros (+149 million
euros): 150 million euros bond issue
in June 2005;

Liquidity increased by 156 million
euros (+156 million euros): bond
issue proceeds invested as treasury
application and FCF performance at
Optimus and SSI;

Leverage increased: Net Debt to
annualized EBITDA at 1.8x;

Gearing remained at 40%

Interest cover improved vs 4Q05

-3.9%

-2.8%

CONSOLIDATED 1Q06 RESULTS

CAPITAL STRUCTURE

APPENDIX

OPTIMUS

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SONAECOM

APPENDIX

GROUP STRUCTURE

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(2) Minority Shareholders: EDP – 25.7%; Parpública - 5.04%

(1) 65.2% of voting rights

(3) Software and Systems Integration

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61.79%

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2,278 (1)

(1) As at 30 March 2006; including SSI’s subsidiaries

Senior Management

PCG

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Legal

IA

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APPENDIX

ORGANIZATION

42